EXHIBIT 99.4

FRANKLIN ELECTRIC CO., INC.
Little Giant Pump Company
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma statements give effect to the acquisition of Little Giant Pump Company (the “Company”), a wholly-owned subsidiary of Tecumseh Products Company (the “Parent”), by Franklin Electric Co., Inc. on April 21, 2006 using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined condensed consolidated financial statements and related notes thereto should be read in conjunction with the audited and unaudited historical consolidated financial statements and notes of Franklin Electric Co., Inc. and Little Giant, as previously filed on Franklin Electric’s Annual Report on Form 10-K for the year ended December 31, 2005 and Franklin Electric’s Current Report on Form 8-K/A, respectively.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2005 and March 31, 2006 give effect to the acquisition of Little Giant Pump Company as if it had occurred on January 1, 2005.  The unaudited pro forma combined condensed balance sheet as of March 31, 2006 is as if the acquisition occurred on March 31, 2006.
The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and assumptions that the management of Franklin Electric Co., Inc. believes are reasonable. The pro forma adjustments are based on the information and assumptions available at the time of the acquisition. The purchase price has been allocated on a preliminary basis, with the excess cost allocated to goodwill. These allocations are subject to change and will be complete pending a final fair value analysis of assets acquired and liabilities assumed. These unaudited pro forma combined condensed financial statements are prepared for informational purposes only and are not necessarily indicative of actual results or financial position that would have been achieved had the acquisition of Little Giant been consummated on the dates indicated and are not necessarily indicative of future operating results or financial position of the consolidated companies. The unaudited pro forma combined condensed financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Franklin Electric Co., Inc. and Little Giant Pump Company.

FRANKLIN ELECTRIC CO., INC.
Little Giant Pump Company
Unaudited Pro Forma Combined Condensed Balance Sheet
For The First Quarter Ended 2006

(In thousands) (	Franklin Electric April 1, 2006	Little Giant March 31, 2006	Pro-Forma			Pro-Forma Combined
	(Historical)	(Historical)	Adjustments			Condensed
Assets
Current assets:

Cash and cash equivalents	$69,378	$217	$(53,062)	(2a	)	$16,533
Receivables	42,446	16,910				59,356
Net inter-company receivable	-	11,128	(11,128)	(2b	)	-
Inventories	80,929	30,515				111,444
Deferred income taxes		4,928	(4,928)	(2e	)	-
Other current assets	14,900	285				15,185

Total current assets	207,653	63,983	(69,118)			202,518

Property, plant and equipment, net	95,861	9,625				105,486
Deferred and other assets	22,497					22,497
Goodwill and other long-lived assets	58,393	5,104	76,359	(2d	)	139,856
Total assets	$384,404	$78,712	$7,241			$470,357

Liabilities and shareholders’ equity
Current liabilities:
Current maturities of long-term debt and short-term borrowings	$1,309	$-				$1,309
Accounts Payable	20,508	9,531				30,039
Accrued liabilities	28,601	5,985				34,586
Employee benefit plan obligations		17,034	(17,034)	(2c	)	-
Income taxes	3,433	437				3,870
Total current liabilities	53,851	32,987	(17,034)			69,804
Long-term debt	12,350	-	70,000	(2a	)	82,350
Deferred income taxes	4,369	353	(353)	(2e	)	4,369
Employee benefit plan obligations	25,899					25,899
Other long-term liabilities	5,630					5,630

Shareholders’ equity:
Common shares	2,265	1	(1)	(2b	)	2,265
Additional capital	80,030	8,753	(8,753)	(2b	)	80,030
Retained earnings	197,625	36,618	(36,618)	(2b	)	197,625
Loan to ESOP trust	(200)	-				(200)
Accumulated other comprehensive loss	2,585	-				2,585
Total shareholders’ equity	282,305	45,372	(45,372)			282,305

Total liabilities and shareholders’ equity	$384,404	$78,712	$7,241			$470,357

See notes to pro forma combined condensed financial statements

FRANKLIN ELECTRIC CO., INC.
Little Giant Pump Company
Unaudited Pro Forma Combined Condensed Statement of Income
For The Year Ended December 31, 2005

	Franklin Electric		Little Giant		Pro-Forma			Pro-Forma Combined
(In thousands, except per share data)	(Historical	)	(Historical	)	Adjustments			Condensed

Net sales	$439,559		$106,325					$545,884
Cost of sales	291,745		75,834					367,579
Gross profit	147,814		30,491					178,305

Selling and administrative expenses	75,448		22,170					97,618
Restructuring expense	1,920		-					1,920
Operating income	70,446		8,321					78,767

Interest expense	(766)		-		(6,113)	(3a	)	(6,879)
Other income/(expense), net	1,200		(50))))					1,150
Foreign exchange income	213							213

Income before income taxes	71,093		8,271		(6,113)			73,251
Income taxes	25,084		3,159		(2,398)	(3b	)	25,845

Net income	$46,009		$5,112		$(3,715)			$47,406

Per share data:
Basic earnings per share	$2.07							$2.14

Diluted earnings per share	$1.98							$2.04

Dividends per common share	$0.38							$0 .38

See notes to pro forma combined condensed financial statements

FRANKLIN ELECTRIC CO., INC.
Little Giant Pump Company
Unaudited Pro Forma Combined Condensed Statement of Income
For The First Quarter Ended 2006

	Franklin Electric April 1, 2006	Little Giant March 31, 2006	Pro-Forma			Pro-Forma Combined
(In thousands, except per share data)	(Historical)	(Historical)	Adjustments			Condensed
		2
Net sales	$110,980	$26,819				$137,799
Cost of sales	74,388	19,283				93,671
Gross profit	36,592	7,536				44,128
1h
Selling and administrative expenses	21,615	6,610				28,225
Operating income	14,977	926				15,903

Interest expense	(193)	-	(1,406)	(3a	)	(1,599)
Other income, net	445	319				764
Foreign exchange loss	(45)					(45)

Income before income taxes	15,184	1,245	(1,406)			15,023
Income taxes	5,485	436	(494)	(3b	)	5,427

Net Income	$9,699	$809	$(912)			$9,596

Per share data:
Basic earnings per share	$0.43					$0.42

Diluted earnings per share	$0.42					$0.42

Dividends per common share	$0.10					$0.10

See notes to pro forma combined condensed financial statements

FRANKLIN ELECTRIC CO., INC.
NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.     Basis of Pro Forma Presentation

On April 21, 2006, Franklin Electric Co., Inc. completed the acquisition of Little Giant Pump Company, formerly a wholly-owned subsidiary of Tecumseh Products Company.  The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2005 and March 31, 2006 give effect to the acquisition of Little Giant Pump Company as if it had occurred on January 1, 2005. The unaudited pro forma combined condensed balance sheet as of March 31, 2006 is as if the acquisition occurred on March 31, 2006.  The unaudited pro forma information is based on the historical consolidated financial statements of Franklin Electric and Little Giant Pump Company, as described in the pro forma financial statements, under the purchase method of accounting and accordingly, the respective assets acquired and liabilities assumed have been recorded at their fair market value and consolidated into the net assets of Franklin Electric.

A summary of the preliminary purchase price allocation for the acquisition, as if the purchase occurred on March 31, 2006, is as follows:

(In thousands)

Purchase Price:
Initial purchase price paid	$120,801
Transaction costs paid and accrued	2,044
Total estimated purchase consideration	$122,845

Preliminary allocation of purchase price:
Net working capital excluding cash	$31,757
Property and equipment	9,625
Goodwill and other long-lived assets	81,463
Purchase price	$122,845

Based upon the preliminary purchase price allocation, the total purchase price exceeded the net assets acquired and liabilities assumed when adjusted to fair market value and resulted in goodwill in the pro forma combined condensed financial information of approximately $81,500. These allocations are subject to change, pending post-closing adjustments, and will be considered complete upon a final fair value analysis of assets acquired and liabilities assumed. Thereafter, the adjusted purchase price will be assigned to identifiable tangible and intangible assets. Identifiable tangible assets will be depreciated over their determined useful life. In accordance with SFAS No. 142 “Goodwill and Other Intangible Assets”, the identifiable intangible assets will be amortized over their useful life, based on a pattern of economic benefit or consumption.

2.     Unaudited Pro Forma Combined Condensed Balance Sheet

The following adjustments were applied to the Pro Forma Balance Sheet:

	(In thousands)	First Quarter Ended 2006
(a)	Increase cash for amount borrowed under long-term debt of $70,000 less $122,845 in Little Giant purchase consideration and the Company’s cash balance of $217. Record additional Company long-term debt.	($53,062) $70,000
(b)	Eliminate historic Little Giant Pump Company Shareholder’s Equity, and net inter-company receivables.	($1) ($8,753) ($36,618) ($11,128)
(c)	Eliminate the allocated Little Giant Pump Company post retiree medical benefits, which were administered by the Parent company. With the subsequent acquisition of Little Giant Pump Company by Franklin Electric Co., Inc (see Note 6) the liability recognized by the Parent company will no longer be allocated to the Company.	($17,034)
(d)
Adjust to record Little Giant Pump Company goodwill for excess of purchase price over the preliminary fair values of the assets acquired less the liabilities assumed in accordance with SFAS No. 142 “Goodwill and other Intangible Assets”.
Eliminate the existing Company goodwill.
$81,463 ($5,104)
(e)	Eliminate deferred income taxes	($4,928) ($353)

3.     Unaudited Pro Forma Combined Condensed Statement of Income

The following adjustments were applied to the Pro Forma Statement of Income:

	(In thousands)	Year Ended December 31, 2005	First Quarter Ended 2006
(a)	Adjust Franklin Electric interest expense to reflect additional Franklin Electric long-term debt associated with the acquisition of Little Giant Pump Company. The offset to this expense is recorded as accrued liabilities in the balance sheet. The average interest rate applied is 5.3%.	($6,113)	($1,406)
(b)	Adjust pro forma income taxes at the effective income tax rate of Franklin Electric for the tax effect of net changes in the results of operations. The offset to this expense is recorded as income taxes in the balance sheet.	($2,398)	($494)

4.
If interest rates for the portion of the Company’s long-term debt based on variable rates were to change 1/8 percent for the year ended December 31, 2005 and for the first quarter ended 2006, interest expense would have changed $144 and $33, respectively.